EXHIBIT 3

                        LASALLE FINANCIAL PARTNERS, L.P.
                                    Suite 500
                             350 E. Michigan Avenue
                            Kalamazoo, Michigan 49007
                             ______________________

                            Telephone (616) 344-4993
                            Facsimile (616) 382-2382


                                November 20, 1997


   Via Federal Express

   HMN Financial, Inc.
   101 North Broadway
   P.O. Box 231
   Spring Valley, MN  55975

   Via Federal Express

   HMN Financial, Inc.
   c/o The Corporation Trust Company
   1209 Orange Street
   Wilmington, DE  19899

             Re:  Stockholder Demand For Inspection of Stocklist Materials

   Ladies and Gentlemen:

             The undersigned, LaSalle Financial Partners, L.P., is the record owner of common stock of HMN Financial, Inc., a Delaware corporation ("HMN Financial" or "the Company"). Pursuant to Section 220 of the Delaware General Corporation Law, the undersigned hereby demands the right (in person or by its attorney or other agent), during the usual business hours, to inspect the following records and documents of the Company (the "Stocklist Materials") and to make copies or extracts therefrom:

             a. A complete record or list of the Company's stockholders, certified by its transfer agent(s) and/or registrar(s), showing the name and address of each stockholder and the number of shares registered in the name of each such stockholder as of the most recent date available;

             b. A magnetic computer tape or disk containing a list of the Company's stockholders showing the names and addresses of each stockholder and number of shares registered in the name of each such stockholder as of the most recent date available, together with such computer processing data and directions as are necessary to make use of such magnetic computer tape or disk, and a printout of such magnetic computer tape or disk for verification purposes;

             c. A list of all stockholders arranged in descending order by number of shares, showing the name and address of each stockholder; a complete record or list of any participants in any employee stock purchase, ESOP plan, or other plan for the purchase of shares, showing the name and address of each participant and the number of shares credited to the participant's account; a magnetic tape(s) or disk containing this information with same computer processing data and directions as requested in (b) above; a correct and complete copy of the plan(s) documents, including any amendments of such plan(s);

             d. All daily transfer sheets showing changes in the list of the Company's stockholders referred to in paragraph (a) above which are in or come into the possession of the Company or its transfer agent from the date of such list to the date of the Company's annual meeting or any meeting held as a result of any postponement or adjournment thereof;

             e. All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or nominees of any central certificate depository system concerning the number and identity of the actual beneficial owners of the Company's stock, including a breakdown of any holders in the name of Cede & Co., Kray & Co., Philadep, and other similar nominees;

             f. All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Company's stock ("NOBO's") in the format of a printout in descending order balance and on a magnetic computer tape or disk (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended, from Independent Election Corporation of America and ADP Proxy Services);

             g. A stop list or stop lists relating to any Common Stock as of the date of the list referred to in paragraph (a) above;

             h. A true and correct copy of the Company's by-laws and articles of incorporation, including any amendments thereto, in effect on the date hereof; and

             i.   The information and records specified in paragraphs (a),
        (b), (c), (e) and (f) above as of any record date for stockholder action set by the Board of Directors, by operation of law or otherwise; the information and records specified in paragraph (e) on a weekly basis up until any shareholders' meeting.

             The purpose of this demand to inspect the Stocklist Materials is to enable the undersigned to communicate with stockholders regarding their investment as stockholders including, without limitation, to communicate with stockholders regarding a possible proxy solicitation.

             Please advise Jon E. Abramczyk of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19801 (302) 658-9200, where and when the Stocklist Materials will be available. The undersigned hereby authorizes Jon E. Abramczyk of Morris, Nichols, Arsht & Tunnell, and his respective partners, associates, employees, and any other persons to be designated by them, acting together, singly or in combination, to conduct the inspection and copying herein demanded.


                                    Very truly yours,

                                    LaSalle Financial Partners, L.P.



                                    By:  /s/ Richard J. Nelson
                                      General Partner
                                      LaSalle Capital Management, Inc.